UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2011

AVIAT NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

Address of principal executive offices: 5200 Great America Parkway, Santa Clara, CA 95054

Registrant’s telephone number, including area code: 408-567-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-2.1
EX-99.1
EX-99.2

Item 1.01 Entry into Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 2, 2011, Aviat Networks, Inc. (“we”, “us”, or “our”) entered into an Asset Purchase Agreement (the “Agreement”) with EION Networks, Inc. (“EION”), a privately-owned Canadian company based in Ottawa, Ontario, pursuant to which we sold to EION our WiMAX business and related assets consisting of certain technology, inventory and equipment. The sale of assets was completed on September 2, 2011. Pursuant to the terms of the Agreement, we assigned our customer contracts for WiMAX products and maintenance and agreed to license related patents to EION. As consideration for the sale of assets, the Agreement provides for EION to pay us $0.4 million in cash six months from the date of closing and up to $2.8 million in additional cash payments contingent upon specific factors related to future WiMAX business performance. Currently, we are not able to estimate the amount of consideration that we will receive beyond the $0.4 million or the probability of any such payment. Accordingly, any future consideration will be recorded as a contingent gain in the period that it is received.

Pursuant to the Agreement, we agreed to indemnification for customary seller representation and warranties, and executed agreements relating to specified intellectual property, reseller and subcontractor arrangements, trademark assignments and transitional services.

The foregoing is a summary of the terms of the Agreement and does not purport to summarize or include all terms relating to the Agreement. The foregoing summary is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference. A copy of our press release, issued September 2, 2011, announcing the sale is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Our Unaudited Pro Forma Condensed Consolidated Statements of Operations for the fiscal years ended July 2, 2010 and July 3, 2009, the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of April 1, 2011, and the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements required to be filed in connection with the disposition described in Item 2.01 are included as Exhibit 99.2 to this Current Report on Form 8-K.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the sale been consummated as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with our audited consolidated financial statements and accompanying notes as of and for the year ended July 2, 2010, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the our Annual Report on Form 10-K for the fiscal year ended July 2, 2010, as well as in conjunction with our unaudited condensed consolidated financial statements and accompanying notes as of and for the nine months ended April 1, 2011, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2011.

(d) Exhibits.

2.1	Asset Purchase Agreement

99.1	Press Release, issued by Aviat Networks, Inc. on September 6, 2011.

99.2	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the fiscal years ended July 2, 2010 and July 3, 2009 and the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of April 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

September 9, 2011	By:		/s/ JOHN J. MADIGAN
		Name:	John J. Madigan
		Title:	Vice President, Corporate Controller, Principal Accounting Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No. Under Regulation S-K, Item 601	Description
2.1	Asset Purchase Agreement

99.1	Press Release, issued by Aviat Networks, Inc. on September 2, 2011.

99.2	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the fiscal years ended July 2, 2010 and July 3, 2009 and the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of April 1, 2011.